UNANIMOUS WRITTEN CONSENT
                           OF THE BOARD OF TRUSTEES OF

                     JOHN HANCOCK INSTITUTIONAL SERIES TRUST
                                  on behalf of
                          John Hancock Global Bond Fund


                   Abolition of John Hancock Global Bond Fund
                   ------------------------------------------

         The undersigned, being all of the Trustees of John Hancock Institutional Series Trust, a Massachusetts business Trust (the "Trust"), acting pursuant to the Declaration of Trust dated October 31, 1994, as amended from time to time (the "Declaration of Trust"); and acting upon consideration of the fact that the series previously established and designated as John Hancock Global Bond Fund (the "Fund") has no outstanding shares of beneficial interest and no outstanding assets or liabilities that could be attributed to such series, the Board of Trustees hereby consents to the adoption of the following resolution on behalf of the Fund:

         RESOLVED, that it is in the best interests of the Trust, the Fund, and the Fund's shareholders that the Fund be abolished; that all rights and preferences of the Fund as set forth in the Declaration of Trust and the Trust's Registration Statement on Form N-1A be extinguished; and that the Declaration of Trust be amended to reflect such abolition, effective as of February 26, 1999.

         IN WITNESS WHEREOF, the undersigned have executed this instrument, together and in counterpart, as of the 26th day of February, 1999.


/s/Edward J. Boudreau, Jr.                              /s/Charles L. Ladner
--------------------------                              --------------------
Edward J. Boudreau, Jr.                                 Charles L. Ladner

/s/James F. Carlin                                      /s/Leo E. Linbeck, Jr.
------------------                                      ----------------------
James F. Carlin                                         Leo E. Linbeck, Jr.

/s/William H. Cunningham                                /s/Steven R. Pruchansky
------------------------                                -----------------------
William H. Cunningham                                   Steven R. Pruchansky

/s/Ronald R. Dion                                       /s/Richard S. Scipione
-----------------                                       ----------------------
Ronald R. Dion                                          Richard S. Scipione

/s/Harold R. Hiser, Jr.                                 /s/Norman H. Smith
-----------------------                                 ------------------
Harold R. Hiser, Jr.                                    Norman H. Smith

/s/Anne C. Hodsdon                                      /s/John P. Toolan
------------------                                      -----------------
Anne C. Hodsdon                                         John P. Toolan

         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.



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